Exhibit 99.1
Cornerstone Therapeutics Reports Third Quarter 2009 Financial Results
Cary, N.C., November 4, 2009 — Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets, today reported financial results for the three and nine months ended September 30, 2009.
Recent Highlights
▪	Third quarter net revenues increased $2.5 million to $23.1 million, or 12%, compared to the third quarter of 2008

▪	Non-GAAP income from operations(1) for the third quarter of $2.8 million, based on a GAAP basis loss from operations of $1 million adjusted primarily for additional expenses related to the strategic transaction with Chiesi Farmaceutici SpA

▪	Closed acquisition of commercial rights to Factive®

▪	Completed transaction with Chiesi to acquire rights to Curosurf® and $15.5 million in cash

▪	FDA accepted for review the Company’s filing for an extended-release antitussive product candidate (CRTX 067)

[1]	Non-GAAP income from operations is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses. See reconciliation tables below for full details.
“In the third quarter, we continued to execute our strategy with the additions of Curosurf and Factive to our product portfolio,” said Craig A. Collard, Cornerstone’s Chairman and Chief Executive Officer. “We are excited about the potential these products have in the hands of our sales force, and expect them to be strong long-term contributors to our success. In addition, we are pleased that the regulatory filing for our extended-release antitussive product candidate, CRTX 067, was submitted to the FDA in July and has been accepted for review.”
Third Quarter Financial Results
Net revenues for the third quarter increased $2.5 million over the same period in 2008, or 12%, to $23.1 million.
Net product sales were $23.1 million in the third quarter, compared to $20.1 million in the same period of 2008, an increase of $3.0 million, or 15%.
AlleRx® Dose Pack family of products net product sales for the three months ended September 30, 2009 decreased by $2.6 million, or 42%, to $3.5 million compared to the three months ended September 30, 2008. The decline in product sales was due primarily to decreased volume of the AlleRx PE and the AlleRx DF formulations as a result of increased competition.
Curosurf net product sales were $2.2 million for the three months ended September 30, 2009. The Company acquired the Curosurf product rights from Chiesi during the third quarter of 2009 and began promoting and selling Curosurf in September 2009.
Factive net product sales were $91,000 for the three months ended September 30, 2009. Factive product rights and related inventory were acquired on September 9, 2009. The Company began earning revenues from Factive in September 2009, but did not initiate marketing and promotional activities until October 2009.

HyoMAX® net product sales decreased $4.9 million, or 39%, to $7.6 million for the three months ended September 30, 2009 compared to the corresponding period of 2008. This decrease was primarily due to increased competition from other manufacturers in the marketplace.
Spectracef® net product sales increased $1.9 million for the three months ended September 30, 2009 compared to the corresponding period of 2008 primarily due to the enhanced promotion of Spectracef by the Company’s sales force to targeted physicians.
Zyflo CR® and Zyflo® net product sales were $5.0 million for the three months ended September 30, 2009. As noted below, the Company’s historical financial results for the three and nine months ended September 30, 2008 do not include sales of Zyflo CR and Zyflo by Critical Therapeutics prior to the completion of our October 31, 2008 merger.
Gross profit (exclusive of royalty agreement revenues and amortization of product rights) was $18.9 million for the quarter ended September 30, 2009 compared to $18.5 million in the corresponding period of 2008. Gross margin was 82% and 92% for the three months ended September 30, 2009 and 2008, respectively. The reduction in gross margin resulted primarily from a change in the mix of products comprising net product sales.
Sales and marketing expenses increased $4.5 million during the three months ended September 30, 2009 compared to the corresponding period of 2008. This increase was primarily attributable to growth of the sales force and management team; marketing and promotional spending; and co-promotion, travel and consulting-related expenses.
General and administrative expenses increased $3.7 million for the three months ended September 30, 2009 compared to the same period in 2008. This increase was primarily due to increases in our workforce; an increase in legal and accounting costs, most of which relate to increased requirements as a result of becoming a public company and costs associated with the Chiesi transaction; FDA regulatory-related fees; and product liability and other insurance-related expenses. Costs associated with the Chiesi transaction during the three months ended September 30, 2009 included $1.5 million of additional stock-based compensation expense due to the accelerated vesting of certain stock options and shares of restricted stock and $0.3 million of legal, accounting and related expenses.
Financial Results for Nine Months Ended September 30, 2009
Net revenues for the nine months ended September 30, 2009 increased $34.7 million over the same period in 2008, or 79%, to $78.8 million.
Net product sales were $78.5 million for the nine months ended September 30, 2009, compared to $42.9 million in the same period of 2008, an increase of approximately $35.7 million, or 83%.
For the nine months ended September 30, 2009, net product sales of the AlleRx Dose Pack family of products increased by $4.0 million, or 21%, to $23.0 million compared to the nine months ended September 30, 2008. This increase was due primarily to higher AlleRx Legacy prescription volume offset by decreased volume of the AlleRx PE and the AlleRx DF formulations as a result of competition.
HyoMAX net product sales increased $8.0 million, or 47%, to $25.0 million for the nine months ended September 30, 2009 compared to the corresponding period of 2008. This increase was primarily due to the fact that our HyoMAX products were launched in May, June and July 2008, and, therefore, had at most five months of sales during the first nine months of 2008.
Spectracef net product sales increased $5.4 million, or 370%, to $6.9 million for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008. This increase was primarily due to the launch of the Spectracef 400 mg Dose Packs in late 2008.

Zyflo CR and Zyflo net product sales were $13.8 million for the nine months ended September 30, 2009.
Gross profit (exclusive of royalty agreement revenues and amortization of product rights) was $68.3 million in the nine months ended September 30, 2009 compared to $39.8 million in the corresponding period of 2008. Gross margin was 87% and 93% for the nine months ended September 30, 2009 and 2008, respectively. The reduction in gross margin resulted primarily from a change in the mix of products comprising net product sales.
Sales and marketing expenses increased $8.8 million for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008. This increase was primarily attributable to growth of the sales force and management team; marketing and promotional spending; and co-promotion, travel and consulting-related expenses.
General and administrative expenses increased $8.8 million for the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008. This increase was primarily due to increases in our workforce; an increase in legal and accounting costs, most of which relate to increased requirements as a result of becoming a public company and costs associated with the Chiesi transaction; FDA regulatory-related fees; and product liability and other insurance-related costs. Costs associated with the Chiesi transaction during the nine months ended September 30, 2009 included $1.5 million of additional stock-based compensation expense due to the accelerated vesting of certain stock options and shares of restricted stock and $1.8 million of legal, accounting and related expenses.
Key Financial Metrics

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP (loss) income from operations	$(1,042)	$6,383	$12,404	$10,768
Non-GAAP income from operations(1)	$2,865	$6,579	$19,652	$11,981

GAAP net (loss) income	$(538)	$3,307	$7,515	$6,131
Non-GAAP net income(2)	$1,482	$3,414	$11,944	$6,896

GAAP net (loss) income per share, diluted	$(0.03)	$0.48	$0.46	$0.89
Non-GAAP net income per share, diluted(3)	$0.07	$0.49	$0.74	$1.00

[1]	Non-GAAP income from operations is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses. See reconciliation tables below for full details.

[2]	Non-GAAP net income is a non-GAAP financial measure that excludes stock-based compensation, amortization of product rights and acquisition-related expenses, and the income tax effects of these items. See reconciliation tables below for full details.

[3]	Non-GAAP net income per share, diluted is a non-GAAP financial measure that is calculated as non-GAAP net income divided by the diluted weighted-average common shares. See reconciliation tables below for full details.
2009 Outlook
Based on expected contributions from Curosurf and Factive in the fourth quarter, Cornerstone is increasing its revenue guidance from in excess of $95 million to in excess of $104 million for the full-year 2009. In addition, the Company anticipates achieving income from operations on a GAAP basis of $15 million and on a non-GAAP basis of $26.1 million, as shown below.

(in millions)	2009 Outlook
GAAP income from operations $15.0
Add: stock-based compensation(1)	1.4
Add: amortization of product rights	6.1
Add: acquisition-related expenses	3.6

Non-GAAP income from operations	$26.1

[1]	Excludes stock-based compensation charges incurred in connection with the Chiesi transaction, which are included in acquisition-related expenses.
Conference Call Information
Cornerstone Therapeutics will host a conference call today at 8:30 AM ET to discuss its financial results for the three and nine months ended September 30, 2009 and to provide an update on its strategy, operations and product development pipeline. To participate in the live conference call, please dial 866-831-6270 (U.S. callers) or 617-213-8858 (international callers), and provide passcode 70654905. A live webcast of the call will also be available through the “Investors— Webcasts & Presentations” section of the Company’s website at www.crtx.com. Please allow extra time prior to the webcast to register for the webcast and to download and install any necessary audio software.
The webcast will be archived for 30 days, and a telephone replay of the call will be available for seven days, beginning today at 10:30 AM ET, by dialing 888-286-8010 (U.S. callers) or 617-801-6888 (international callers), and providing passcode 27145476.
Use of Non-GAAP Financial Measures
This press release highlights the Company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs and charges that are excluded from non-GAAP results. By publishing the non-GAAP financial measures, management intends to provide investors with additional information to further analyze the Company’s performance, core results and underlying trends. Management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.
Items excluded from the non-GAAP measures are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2009	2008	2009	2008

Stock-based compensation (included in general and administrative)(1)	$231	$64	$1,012	$189
Stock-based compensation (included in sales and marketing)(1)	74	23	145	67
Amortization of product rights	1,507	109	2,528	957
Acquisition-related expenses (2)	2,095	—	3,563	—

[1]	Stock-based compensation excludes stock-based compensation charges incurred in connection with the Chiesi transaction, which are included in acquisition-related expenses.

[2]	Acquisition-related expenses include stock-based compensation charges and legal, accounting and related costs that resulted from or were incurred in connection with the Chiesi transaction. For the three and nine months ended September 30, 2009, acquisition-related stock-based compensation charges include $1.5 million and $0.3 million of charges that were included in general and administrative and sales and marketing expenses, respectively, in the Company’s statements of operations.
About Cornerstone Therapeutics
Cornerstone Therapeutics Inc. (NASDAQ CM: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on acquiring, developing and commercializing significant products primarily for the respiratory and related markets. The Company currently promotes multiple marketed products in the United States to respiratory-focused physicians and key retail pharmacies with its specialty sales force. The Company also has a late-stage clinical pipeline with a recent regulatory submission filing and four additional regulatory approval submissions targeted within the next three years. Key elements of the Company’s strategy are to in-license or acquire rights to underpromoted, patent-protected, branded respiratory or related pharmaceutical products, or late-stage product candidates; implement life cycle management strategies to maximize the potential value and competitive position of the Company’s currently marketed products, newly acquired products and product candidates that are currently in development; grow product revenue through the Company’s specialty sales force which is focused on the respiratory and related markets; and maintain and strengthen the intellectual property position of the Company’s currently marketed products, newly acquired products and product candidates.
Pre-Merger Financial Results
As previously disclosed, Critical Therapeutics, Inc. and Cornerstone BioPharma Holdings, Inc. (Cornerstone BioPharma) completed their merger on October 31, 2008, and the combined company was renamed Cornerstone Therapeutics Inc. (the Company). Cornerstone BioPharma was deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition in accordance with generally accepted accounting principles. Accordingly, the Company’s financial statements for periods prior to the merger reflect the historical results of Cornerstone BioPharma, and not Critical Therapeutics, and Cornerstone Therapeutics’ financial statements for all subsequent periods reflect the results of the combined company. In addition, unless specifically noted otherwise, the Company’s financial results do not include the historical financial results of Critical Therapeutics (including sales of Zyflo CR and Zyflo) prior to the completion of the merger.
Safe Harbor Statement
Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.
Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.
There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; the possibility that the Food and Drug Administration (the FDA) will take enforcement action against us or one or more of our marketed drugs that do not have FDA-approved marketing applications; patient, physician and third-party payor acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products that do have FDA-approved marketing applications; our ability to enter into additional strategic licensing, collaboration or co-promotion transactions on favorable terms, if at all; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our products under development and whether such results will be indicative of results obtained in later clinical trials; our ability to satisfy FDA and other regulatory requirements; our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates; and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the SEC) on March 26, 2009 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, the statements in this press release reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.
Zyflo CR®, Zyflo®, AlleRx® and HyoMAX® are trademarks of Cornerstone Therapeutics Inc. All other trademarks are the property of their respective owners.
Investor Relations Contacts:
FD
Evan Smith/Brian Ritchie
212-850-5600
evan.smith@fd.com/brian.ritchie@fd.com
Media Relations Contact:
FD
Robert Stanislaro
212-850-5600
robert.stanislaro@fd.com
FINANCIAL TABLES FOLLOW

CORNERSTONE THERAPEUTICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net revenues	$23,078	$20,591	$78,776	$44,103
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	4,143	1,604	10,245	3,102
Sales and marketing	8,226	3,775	20,145	11,309
Royalties	4,593	6,844	16,535	11,648
General and administrative	4,950	1,273	13,837	5,084
Research and development	691	568	3,041	1,173
Amortization of product rights	1,507	109	2,528	957

Other charges	10	35	41	62

Total costs and expenses	24,120	14,208	66,372	33,335

(Loss) income from operations	(1,042)	6,383	12,404	10,768

Other expenses:

Interest expense, net	1	(333)	(113)	(1,055)

Total other expenses	1	(333)	(113)	(1,055)

(Loss) income before income taxes	(1,041)	6,050	12,291	9,713

Benefit from (provision for) income taxes	503	(2,743)	(4,776)	(3,582)

Net (loss) income	$(538)	$3,307	$7,515	$6,131

Net (loss) income per share, basic	$(0.03)	$0.56	$0.50	$1.03

Net (loss) income per share, diluted	$(0.03)	$0.48	$0.46	$0.89

Weighted-average common shares, basic	20,741,322	5,934,496	15,009,285	5,934,496

Weighted-average common shares, diluted	20,741,322	6,900,105	16,249,578	6,867,157

CORNERSTONE THERAPEUTICS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$10,992	$9,286
Marketable securities	—	300
Accounts receivable, net	27,483	12,987
Inventories, net	16,143	11,222
Prepaid and other current assets	3,361	1,754
Deferred income tax asset	5,266	2,428

Total current assets	63,245	37,977

Property and equipment, net	1,036	895
Product rights, net	130,393	17,702
Goodwill	13,231	13,231
Amounts due from related parties	38	38
Other assets	525	46

Total assets	$208,468	$69,889

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,102	$10,288
Accrued expenses	29,020	19,052
Current portion of license agreement liability	971	2,543
Current portion of capital lease	10	—
Income taxes payable	3,165	2,937

Total current liabilities	41,268	34,820

License agreement liability, less current portion	2,313	2,313
Capital lease, less current portion	41	—
Deferred income tax liability	5,292	3,330

Total liabilities	48,914	40,463

Commitments and contingencies, Note 9
Stockholders’ equity
Preferred stock — $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.001 par value, 90,000,000 shares authorized; 24,727,427 and 12,023,747 shares issued and outstanding as of September 30, 2009 and December 31, 2008, respectively	25	12
Additional paid-in capital	156,119	33,519
Retained earnings (accumulated deficit)	3,410	(4,105)

Total stockholders’ equity	159,554	29,426

Total liabilities and stockholders’ equity	$208,468	$69,889

CORNERSTONE THERAPEUTICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities
Net income	$7,515	$6,131
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization and depreciation	2,695	1,014
Provision for prompt payment discounts	2,316	1,227
Provision for inventory obsolescence	506	382
Stock-based compensation	2,970	256
Benefit from deferred income taxes	(4,664)	—
Changes in operating assets and liabilities:
Accounts receivable	(16,812)	(14,500)
Inventories	(5,271)	(534)
Prepaid expenses and other assets	(2,086)	2,061
Accounts payable	(2,186)	1,329
Accrued expenses	5,796	9,511
Income taxes payable	228	2,937

Net cash (used in) provided by operating activities	(8,993)	9,814

Cash flows from investing activities
Advances to related parties	—	(9)
Proceeds from sale of marketable securities	300	—
Purchase of property and equipment	(250)	(24)
Purchase of product rights	(5,169)	(2,250)
Payment of acquisition costs	—	(1,002)
Collection of deposits	—	52
Payment of deposits	—	(111)

Net cash used in investing activities	(5,119)	(3,344)

Cash flows from financing activities
Proceeds from exercise of common stock options	401	—
Proceeds from line of credit	—	5,500
Proceeds from issuance of shares of common stock	15,465	—
Payments for cancellation of warrants	(41)	—
Principal payments on line of credit	—	(7,250)
Principal payments on notes payable	—	(460)
Principal payments on capital lease obligation	(7)	—

Net cash provided by (used in) financing activities	15,818	(2,210)

Net increase in cash and cash equivalents	1,706	4,260
Cash and cash equivalents as of beginning of period	9,286	241

Cash and cash equivalents as of end of period	$10,992	$4,501

Supplemental disclosure of non-cash investing and financing activities
Purchase of product rights	$110,050	$—

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)
To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The tables below provide a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call to the most directly comparable GAAP financial measure.
Cornerstone’s management regularly uses supplemental non-GAAP financial measures to understand, manage and evaluate its business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.
These non-GAAP measures are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to; the financial information presented in accordance with GAAP (such as operating income, net income and earnings per share) and should not be considered measures of the Company’s liquidity. These non-GAAP measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.
The non-GAAP financial measures reflect adjustments for stock-based compensation expense, amortization of product rights and acquisition-related expenses. Acquisition-related expenses consist of certain expenses which were incurred in connection with the 2009 transaction with Chiesi, including additional stock-based compensation due to the accelerated vesting of certain stock options and shares of restricted stock resulting from the closing of the transaction. The Company excludes these expenses from its non-GAAP measures because management does not believe that they are reflective of the Company’s core operating results. In particular, stock-based compensation expense is excluded primarily because it is a non-cash expense that is determined based on subjective assumptions, product rights amortization is excluded because it is not reflective of the cash-settled expenses incurred related to product sales, and acquisition-related expenses are excluded because they arise from prior acquisitions and management believes they have no direct correlation to current operating results. Management believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future.
The non-GAAP measures are subject to inherent limitations because (1) they do not reflect all of the expenses associated with the results of operations as determined in accordance with GAAP and (2) the exclusion of these expenses involved the exercise of judgment by Cornerstone’s management. Even though Cornerstone has excluded stock-based compensation expense, amortization of product rights and acquisition-related expenses from the non-GAAP financial measures, stock-based compensation is an integral part of Cornerstone’s compensation structure, the acquisition of product rights is an important part of its business strategy and the transaction with Chiesi resulted in significant cash expenses. Cornerstone’s management compensates for these limitations by using its non-GAAP measures only in conjunction with, and not as a substitute for, its GAAP measures.

Cornerstone Therapeutics Inc.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share data — unaudited)
The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

GAAP (loss) income from operations	$(1,042)	$6,383	$12,404	$10,768
Add: stock-based compensation[1]	305	87	1,157	256
Add: amortization of product rights	1,507	109	2,528	957
Add: acquisition-related expenses[2]	2,095	—	3,563	—

Non-GAAP income from operations	$2,865	$6,579	$19,652	$11,981

GAAP net (loss) income	$(538)	$3,307	$7,515	$6,131

Add: stock-based compensation[1]	305	87	1,157	256
Add: amortization of product rights	1,507	109	2,528	957
Add: acquisition-related expenses[2]	2,095	—	3,563	—
Less: tax effects related to above items[3]	(1,887)	(89)	(2,819)	(448)

Non-GAAP net income	$1,482	$3,414	$11,944	$6,896

GAAP net (loss) income per share, diluted	$(0.03)	$0.48	$0.46	$0.89

Non-GAAP net income per share, diluted	$0.07	$0.49	$0.74	$1.00

Shares used in diluted net income per share calculation:
GAAP net income	20,741,322	6,900,105	16,249,578	6,867,157

Non-GAAP net income[4]	21,679,818	6,900,105	16,249,578	6,867,157

[1]	Stock-based compensation excludes stock-based compensation charges incurred in connection with the Chiesi transaction, which are included in acquisition-related expenses.

[2]	Acquisition-related expenses include stock-based compensation charges and legal, accounting and related costs that resulted from or were incurred in connection with the Chiesi transaction. For the three and nine months ended September 30, 2009, acquisition-related stock-based compensation charges include $1.5 million and $0.3 million of charges that were included in general and administrative and sales and marketing expenses, respectively, in the Company’s statements of operations.

[3]	Tax effects for the three and nine months ended September 30, 2009 are calculated using effective tax rates of 48.3% and 38.9%, respectively. Tax effects for the three and nine months ended September 30, 2008 are calculated using effective tax rates of 45.3% and 36.9%, respectively.

[4]	The weighted-average shares used in the computation of non-GAAP net income per share, diluted, include the dilutive effect of 1,939,178 potentially dilutive securities, or 938,496 shares, which were excluded from the computation of GAAP net income per share, diluted, for the third quarter of 2009 because such shares would have been anti-dilutive.